SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457
Washington, North Carolina 27889
(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report on Form 8-K, the words “we,” “our” and similar terms refer to the Registrant, Fountain Powerboat Industries, Inc.

Item 1.01 Entry into a Material Definitive Agreement

Executive Officer Compensation

At its regularly scheduled Board of Directors meeting held October 11, 2006, the Compensation Committee recommended to the Board of Directors a base salary increase and a revised profit bonus program for its Chairman and Chief Executive Officer, Reginald M. Fountain, Jr. The Board of Directors approved an annual salary of $520,000 for Mr. Fountain to be effective immediately, and he is eligible to receive an annual profit bonus equal to 8 percent of net profit.

On October 11, 2006, the Board of Directors designated Carol J. Price, its Corporate Secretary and Treasurer, a Named Executive Officer and approved her annual salary of $140,000, and she is eligible to receive an annual bonus equal to 10 percent of the net profit from the Fountain Sportswear profit center.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Fountain Powerboat Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fountain Powerboat Industries, Inc.
(Registrant)
Date; October 17, 2006
/s/ Irving L. Smith
Irving L. Smith
Chief Financial Officer